EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Reports Improved First Quarter Results

   CONCORD, NEW HAMPSHIRE, May 3, 2004 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) today announced higher revenue and a considerably smaller net loss for the first quarter of 2004 compared to the same period last year. The company historically reports losses in its fiscal first quarter due to the impact of winter weather on its quarrying and retail operations.

First Quarter Results

   For the three months ended March 31, 2004, revenue increased 27% to $12,162,000 from $9,572,000 a year earlier. Gross profit more than doubled to $3,197,000 from $1,479,000 last year. The net loss for the first quarter of 2004 declined to $3,424,000, or $0.47 per share. This compares to a net loss for the first quarter of 2003 of $4,881,000, or $0.68 per share, which included pre-tax arbitration expenses of approximately $600,000, or $0.06 per share after tax.

   Stockholders' equity at March 31, 2004 was $59,439,000, or $8.21 per outstanding share. The company reduced short-term borrowings under its line of credit to zero during the 2004 first quarter with proceeds received in January for the final payment of the previously announced sale of its cemeteries. As a result, total interest bearing debt declined to $12,819,000 at March 31, 2004 from $17,873,000 at March 31, 2003.

Operations Review

   The operating loss for Rock of Ages' Quarrying Division declined to $492,000 for the first quarter of 2004 from $1,947,000 for the prior year, reflecting higher revenue, improved weather and recovery rates, and the absence of arbitration expenses. Chairman and CEO Kurt Swenson said, "With recovery rates returning to normal and demand for our granites strong, we saw substantial operational improvements in the quarter and expect our quarry results to continue to improve in 2004 compared to 2003. Also important to note is that we expect to incur no arbitration expenses in this year's second quarter, compared to arbitration expenses of approximately $1,900,000 in last year's second quarter." He said that a final ruling is expected this month in connection with the arbitration with Eurimex, S.A. regarding termination by Rock of Ages of distribution agreements for certain of the company's granite products. Swenson said that the company expects that it will prevail in the arbitration, but that any adverse judgment would result in a direct charge to operating earnings in the second quarter.

   The Manufacturing Division reported an operating loss of $213,000 compared to operating income of $36,000 a year ago, as division revenue declined by approximately $300,000 from last year due to the timing of shipments. "We expect manufacturing to turn in a strong performance for 2004 overall, based on operating enhancements implemented in 2003 and the increase in backlog for both memorials and precision products totaling about $1,500,000 at the end of the first quarter versus prior year," Swenson said.

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Rock of Ages Reports Improved First Quarter Results
May 3, 2004
Page Two

   The operating loss for the Retail Division declined to $2,374,000 from $3,119,000 for the first quarter of 2003, as revenue increased by 40% and gross margin improved to 50% from 39% a year earlier. "Our challenge in retail is to increase the number of consumers to whom our salespeople and authorized resellers present our products. Since we currently supply only about 5% of the total market for stand-alone memorials, our growth opportunity is large. We have redeployed our management assets in retail to focus on market share gains by empowering our people to drive revenue and operating margin from the local level. A key element in this initiative is an even greater emphasis on partnering with funeral homes and cemeteries to sell our products. The increase in retail revenue in the first quarter and our total retail backlog of $15.5 million on March 31, 2004 gives us reason to believe we are on the right track toward improved retail revenue in 2004," Swenson said.

Dividend Declared

   The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.02 per share payable on June 15, 2004 to shareholders of record on May 15, 2004.

Conference Call

   Rock of Ages has scheduled a conference call at 11:00 a.m. ET. A live Webcast may be accessed from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available at these same Internet addresses, or at (800) 633-8284, reservation #21193928.

About Rock of Ages

   Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

   This press release contains statements that are forward-looking statements within the meaning of the Private Securities Arbitration Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

ROCK OF AGES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)(Unaudited)

	Three Months Ended
	Mar. 31

	2004	2003

Net revenue:
Quarrying	$4,532	$2,856
Manufacturing	3,232	3,579
Retailing	4,398	3,137

Total net revenues	12,162	9,572

Gross profit:
Quarrying	350	(618)
Manufacturing	644	873
Retailing	2,203	1,224

Total gross profit	3,197	1,479

Selling, general and administrative expenses:
Quarrying	842	1,329
Manufacturing	857	837
Retailing	4,577	4,343

Total SG&A expenses	6,276	6,509

Divisional operating income:
Quarrying	(492)	(1,947)
Manufacturing	(213)	36
Retailing	(2,374)	(3,119)

Divisional operating income (loss)	(3,079)	(5,030)

Unallocated corporate overhead	1,291	1,246

Loss from continuing operations before interest and taxes	(4,370)	(6,276)

Interest expense	136	149

Loss from continuing operations before taxes	(4,506)	(6,425)

Income tax expense (benefit)	(1,120)	(1,543)

Loss from continuing operations	(3,386)	(4,882)

Discontinued operations, net of income taxes	(38)	1

Net Loss	$(3,424)	$(4,881)

Per share information:
Net Loss per share - basic
Loss from continuing operations	$(0.47)	$(0.68)
Discontinued operations	(0.00)	0.00

Net Loss per share - basic	(0.47)	(0.68)

Net Loss per share - diluted
Loss from continuing operations	(0.47)	(0.68)
Discontinued operations	(0.00)	0.00

Net loss per share - diluted	$(0.47)	$(0.68)

Weighted average number of common shares outstanding - basic	7,215	7,186
Weighted average number of common shares outstanding - diluted	7,215	7,186

ROCK OF AGES CORPORATION
COMPARATIVE BALANCE SHEET
(US $ IN THOUSANDS)(Unaudited)

	Mar. 31	Dec. 31
	2004	2003

ASSETS

CURRENT ASSETS:
Cash & Cash Equivalents	$3,333	$3,227
Trade Receivables	11,458	15,587
Inventories	22,234	21,151
Other Current Assets	7,153	10,261
Assets of Discontinued Operations - Held for sale	745	817

TOTAL CURRENT ASSETS	44,923	51,043

OTHER ASSETS:
C.S.V. Life Insurance	728	728
Other Intangibles	428	438
Deferred Tax Assets - Long Term	5,131	5,129
Intangible Pension Asset	904	904
Other	1,741	1,616

TOTAL OTHER ASSETS	8,932	8,815

FIXED ASSETS:
Property and Equipment	71,362	69,657
Less Accumulated Depreciation	27,848	27,162
NET FIXED ASSETS	43,514	42,495

TOTAL ASSETS	$97,369	$102,353

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Borrowings under Line of Credit	$—	$4,751
Current Portion LTD	32	38
Current Installments of Deferred Compensation	326	327
Accounts Payable	2,165	1,651
Accrued Expenses	3,626	4,312
Customer Deposits	10,407	7,104
Liabilities of Discontinued Operations	—	17

TOTAL CURRENT LIABILITIES	16,556	18,200

Long-Term Debt, Excluding Current Portion	12,787	12,794
Deferred Compensation	6,173	5,999
Accrued Pension Cost	1,516	1,490
Other Liabilities	898	901

TOTAL LIABILITIES	37,930	39,384

STOCKHOLDERS' EQUITY:
Common Stock	73	72
Additional Paid In Capital	65,931	65,878
Retained Earnings	(5,491)	(2,067)
Other Comprehensive Income	(1,074)	(914)

TOTAL EQUITY	59,439	62,969

TOTAL LIABILITIES & EQUITY	$97,369	$102,353

EXHIBIT 99.2

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rick Wrabel Named President and COO
of Rock of Ages Memorials Division

     CONCORD, NEW HAMPSHIRE, May 3, 2004 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) announced today that Rudolph R. "Rick" Wrabel, 48, has been named President and Chief Operating Officer of the company's Memorials Division effective on May 17, 2004. In this capacity he will have full top and bottom line responsibility for Rock of Ages' retail, wholesale and manufacturing operations.

     Rock of Ages Chairman and CEO Kurt Swenson said, "We are confident that Rick Wrabel is the right person for the important job of building out our distribution system of owned and authorized retail outlets. Rick is a hands-on manager with extensive experience in high-level consumer products businesses and knows how to build an effective field operation. He has the leadership, energy and know-how to succeed. We welcome Rick to our management team."

     Previously, Wrabel was President of the Consumer Products Group of Pennzoil and a member of the corporate senior leadership group reporting to the CEO. In this position he was responsible for the entire $400 million division with 800 employees. Wrabel joined Pennzoil in 1999 as President of its Axius Division, which grew under his leadership from $60 million in sales to $100 million in 12 months.

     From 1998 to 1999, Wrabel was President of North America operations for the Oral B Laboratories Division of Gillette, a business with sales of $328 million and 221 employees. He joined Oral B in 1993 as National Sales Manager, was promoted to VP Sales in 1996, and in 1997 was named General Manager of Australia, New Zealand and the South Pacific with full P & L responsibility for that $41 million division.

     Prior to joining Gillette, Wrabel was with The A.H. Robins Company, a subsidiary of American Home Products, initially as a sales representative covering New York and Connecticut. He rose to become Director of National Accounts in 1990, where he helped increase sales from $149 million  to more than $200 million. Wrabel began his career with Metropolitan Life Insurance from 1978 to 1983.

About Rock of Ages

     Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Arbitration Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.